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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 1998, with respect to the consolidated financial statements and schedules of Rental Service Corporation as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, in the Registration Statement (Form S-1 No. 333-59519) and related Prospectus of Rental Service Corporation for the registration of 2,750,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona

August 12, 1998